EXHIBIT 23.1

Linens 'n Things Center, Inc.
6 Brighton Road
Clifton, New Jersey 07015

The Board of Directors
Linens 'n Things Center, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                                /s/ KPMG Peat Marwick LLP

New York, New York
September 18, 1996